SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 9, 2001



                                  Interferon Sciences, Inc.
                   (Exact name of registrant as specified in its charter)



 Delaware              0-10379                                22-2313648
(State or other       (Commission                           (I.R.S. Employer
 jurisdiction of       File Number)                          Identification No.)
 incorporation)



783 Jersey Avenue, New Brunswick, New Jersey           08901
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (732) 249-3250




                                       N/A
              (Former name or former address, if changed since last report)









Item 5.  Other Events.

     On April 9, 2001, the Company exercised its option under the Securities Purchase Agreement, dated July 28, 2000 and amended and restated as of April 9, 2001 (the "SPA"), between the Company and Metacine, Inc. ("Metacine"), to purchase 700,000 shares (the "Metacine Shares") of Metacine common stock and a five year warrant (the "Metacine Warrant") to purchase 282,794 shares of Metacine common stock at a price of $12.48 per share. Immediately prior to the exercise of such option, Metacine had outstanding 150,000 shares of Metacine common stock and warrants to purchase, at a price of $.01 per share, 752,500 shares of Metacine common stock.

     In consideration for the purchase of the Metacine Shares and the Metacine Warrant, the Company paid Metacine $400,000 in cash, agreed to provide Metacine with $250,000 of services, and issued to Metacine 2,000,000 shares (the "Company Shares") of Company common stock. The Company agreed, at its expense, to file by May 31, 2001 a registration statement (the "Registration Statement") to register under the Securities Act of 1933 (the "Securities Act") the resale of the Company Shares by Metacine and take all commercially reasonable actions to cause the Registration Statement to become effective under the Securities Act as expeditiously as possible.

     The SPA contains certain restrictions on the ability of Metacine to sell the Company Shares and provides for cash payments ("Deficiency Payments") by the Company to Metacine to the extent Metacine has not received $1,850,000 of net proceeds ("Sales Proceeds") from the sale of Company Shares by September 30, 2002 or specified lesser amounts of Sales Proceeds as of specified earlier dates. If Metacine sells all of the Company Shares prior to receiving Sales Proceeds and Deficiency Payments of $1,850,000, the Company may issue to Metacine such number of additional shares of Company common stock as the Company determines in its sole discretion, which additional shares shall constitute Company Shares. If Metacine has received $1,850,000 in Sales Proceeds and Deficiency Payments and has remaining Company Shares, then the Sales Proceeds of any future sales by Metacine of Company Shares shall be paid by Metacine to the Company until the aggregate amount paid to the Company equals the aggregate amount of all Deficiency Payments. Any remaining Company Shares, and the Sales Proceeds therefrom, shall be for the benefit of Metacine.

     The Company is required to escrow 100,000 Metacine Shares to secure its obligations to render $250,000 of services to Metacine and 462,500 Metacine Shares to secure its obligations to make Deficiency Payments.

     The Company and the other stockholders of Metacine have entered into a stockholders' agreement providing for rights of first refusal, tag-along rights, and preemptive rights. The agreement also provides that the Company will have one representative on Metacine's board and will vote its shares in the same proportion as Metacine's other stockholders, and that certain corporate actions will not be taken without the Company's consent.

     Metacine is a biopharmaceutical company engaged in the development of biological therapy for the treatment of cancer, viral and autoimmune diseases, and for the prevention of organ transplant rejection. Metacine uses dendritic cells ("DC") to modulate the body's immune response to: (1) cancer and chronic viral disease through immunostimulation and (2) autoimmune disease and organ transplant rejection through downregulation of the immune system.

     Metacine's technology was developed during a 10-year, $25 million research effort by a team of six scientists at the University of Pittsburgh Medical Center (the "University") led by Michael T. Lotze, MD, widely recognized as one of the world's leading experts and a pioneer in DC immunotherapy. Metacine has an exclusive license from the University of Pittsburgh-of the Commonwealth System of Higher Education for a portfolio of five issued patents, nine pending patents, and four invention disclosures resulting from this research.

     Metacine is pursuing four different approaches to the therapeutic use of DC for the treatment of cancer: (1) ex vivo (outside the body) cell processing using patient's DC pulsed with antigens (substances capable of inducing an immune response), (2) ex vivo cell processing using patient's DC cultured with patient's tumor cells to create multi-antigenic, patient specific, autologous vaccines, (3) in vivo activation of DC to stimulate the patient's immune system to attack the primary tumor as well as metastatic sites, and (4) direct intratumoral injection of patient's DC engineered to produce the desired cytokine(s) (hormone-like proteins which can regulate the immune response) at the tumor site in order to provoke an anti-tumor response in vivo. The use of DC as the gene delivery vehicle has a further advantage in that following injection the DC will migrate to the lymph nodes where they present the multiple antigens they have absorbed at the tumor site. Animal experimentation has shown that this technique has the potential to stimulate the patient's immune system to attack the primary tumor as well as any metastatic sites.

     Metacine's program for prevention of organ transplant rejection represents another important area of application for DC. Ex vivo culturing and re-introduction of tolerogenic DC down-regulates the patient's immune system by flooding the system with DC that do not present the transplanted organ's antigens. Pre-clinical animal (mouse) models in which tolerogenic DC are introduced to prevent rejection of transplanted tissue have shown highly positive results as evidenced by a reduction of detrimental host-versus-graft immune responses resulting in a significant extension of life following organ transplant.

     Due to the breadth of the DC program at the University, Metacine is investigating a number of different approaches to developing this therapy. A Phase I clinical trial is currently underway at the University for treatment of melanoma, the deadliest form of skin cancer. In this trial, DC derived from the patient's blood are pulsed with multiple melanoma antigens to generate a "pulsed antigen" vaccine. The pulsed DC are then re-injected into the patient to stimulate the immune system to attack tumor cells that display these antigens. This trial follows an already completed 28 patient Phase I trial in which safety and immune response to the specific antigens used in the trial were demonstrated.

     Several additional Phase I trials are currently being planned. These include an autologous vaccine trial, in which the patient's DC and tumor cells are removed, co-cultured, and re-injected to induce an immune reaction against the specific antigens displayed by each patient's tumor(s), a trial evaluating the intratumoral injection of DC engineered to express cytokines at the tumor site, and a trial utilizing a novel method for stimulating DC directly in the patient (in vivo).

     To date, a general lack of significant side effects in human clinical trials has been observed by Metacine, and by others investigating DC-based therapy. In animal studies using multiple groups of four or five mice in each experiment, Metacine's different DC immunization techniques exhibited results that included tumor regression typically exceeding 50% of initial volume and in numerous cases complete disappearance of tumor, regression of tumor volume at metastatic sites, protection against challenge with tumor cells subsequent to DC administration, and increased survival of treated animals to 60 - 90 days. In contrast, all untreated control animals died within 20 - 30 days. There can be no assurance that comparable results can be achieved with human beings.

Item 7.  Financial Statements and Exhibits.

                  (c)  Exhibits.

1. Securities Purchase Agreement, dated July 28, 2000 and amended and restated as of April 9, 2001, between the Company and Metacine.

2. Metacine Warrant, dated April 9, 2001.

3. Services Plan Escrow Agreement, dated as of April 9, 2001, among the Company, Metacine, and Reed Smith LLP.

4. Purchaser Shares Escrow Agreement, dated as of April 9, 2001, among the Company, Metacine, and Reed Smith LLP.

5. Shareholders Agreement, dated as of March 20, 2000 and amended and restated as of July 28, 2000, among Metacine and its stockholders.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Interferon Sciences, Inc.


Date:  May 1, 2001                           By:  /s/ Lawrence M. Gordon
                                                  ----------------------
                                                      Lawrence M. Gordon
                                                      Chief Executive Officer

 EXHIBIT 1







                              AMENDED AND RESTATED

                          SECURITIES PURCHASE AGREEMENT


                                     BETWEEN

                                 METACINE, INC.

                                       AND

                            INTERFERON SCIENCES, INC.



                                  July 28, 2000
                  (as amended and restated as of April 9, 2001)










                                TABLE OF CONTENTS


                                                                           Page


I        The Initial Transaction                                            1
         1.1.     The First Exchange                                        1
         1.2.     The First Closing                                         1

II       The Purchaser Option                                               1
         2.1.     Exercise of the Purchaser Option                          1
         2.2.     The Second Exchange                                       1
         2.3.     The Second Closing                                        2
         2.4.     Registration of the Purchaser Shares                      2
         2.5.     No-Sell Periods                                           3
         2.6.     Sale of Purchaser Shares                                  3
         2.7.     Escrow of Company Shares                                  5

III      Representations and Warranties of the Company                      5
         3.1.     Organization and Qualification                            5
         3.2.     Company Information                                       5
         3.3.     Due Diligence Materials                                   5
         3.4.     Existing Company Agreements                               5
         3.5.     Capitalization                                            6
         3.6.     Litigation and Claims                                     6
         3.7.     Authority to Sell                                         6
         3.8.     No Conflicts                                              6
         3.9.     Valid Issuance, Etc.                                      7
         3.10.    Non-Distributive Intent                                   7
         3.11.    Completeness of Disclosure                                7

IV       Representations and Warranties of the Purchaser                    7
         4.1.     Organization and Qualification                            8
         4.2.     Authority to Buy                                          8
         4.3.     No Conflicts                                              8
         4.4.     Valid Issuance, Etc.                                      8
         4.5.     Registration Statement                                    9
         4.6.     Non-Distributive Intent                                   9
         4.7.     Completeness of Disclosure                                9

V        Conditions to Obligations of the Purchaser                          9
         5.1.     Accuracy of Representations and Compliance with Conditions 9
         5.2.     Opinion of Counsel                                         9
         5.3.     Legal Action                                               10
         5.4.     No Governmental Action                                     10
         5.5.     Stockholders Agreement                                     10
         5.6.     Acknowledgment Under Option Agreement                      10
         5.7.     Bankruptcy                                                 10

VI       Conditions to the Obligations of the Company                        10
         6.1.     Accuracy of Representations and Compliance with Conditions 10
         6.2.     Opinion of Counsel                                         11
         6.3.     Legal Action                                               11
         6.4.     No Governmental Action                                     11
         6.5.     Stockholders Agreement                                     11
         6.6.     Bankruptcy                                                 11

VII      Covenants and Agreements                                            11
         7.1.     Advice of Changes                                          11
         7.2.     Confidentiality                                            12
         7.3.     Public Statements                                          12
         7.4.     Patent Review                                              12
         7.5.     Use of Proceeds                                            12
         7.6.     Registration Rights                                        12
         7.7.     Capitalization of the Company                              12
         7.8.     Furnish Future Information                                 13
         7.9.     Expenses                                                   13

VIII     Indemnification                                                     13
         8.1.     General                                                    13
         8.2.     Indemnity Procedures                                       13
         8.3.     Exclusivity                                                14
         8.4.     Survival                                                   14

IX       Termination                                                         14
         9.1.     Termination                                                14
         9.2.     Effect of Termination                                      15

X        Miscellaneous                                                       15
         10.1.    Further Actions                                            15
         10.2.    Availability of Equitable Remedies                         15
         10.3.    Modification                                               15
         10.4.    Notices                                                    15
         10.5.    Waiver                                                     16
         10.6.    Binding Effect                                             17
         10.7.    No Third Party Beneficiaries                               17
         10.8.    Separability                                               17
         10.9.    Headings                                                   17
         10.10.   Counterparts; Governing Law                                17

LIST OF EXHIBITS

Exhibit 2.1         -      Patent Review
Exhibit 2.2(a)      -      Services Plan
Exhibit 2.2(b)      -      Form of Warrant
Exhibit 2.2(d)      -      Form of License Agreement
Exhibit 2.7(a)      -      Form of Services Plan Escrow Agreement
Exhibit 2.7(b)      -      Form of Purchaser Shares Escrow Agreement
Exhibit 3.2(a)      -      Business Plan
Exhibit 3.2(b)      -      Financial Information
Exhibit 3.5         -      Capitalization
Exhibit 3.8         -      Required Consents
Exhibit 5.2         -      Opinion of Reed Smith Shaw & McClay LLP
Exhibit 5.5         -      Stockholders Agreement
Exhibit 5.6         -      Acknowledgment Under Option Agreement
Exhibit 6.2         -      Opinion of Duane, Morris & Heckscher LLP











                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

     Agreement, dated July 28, 2000, and amended and restated as of April 9, 2001, between Metacine, Inc., a Delaware corporation (the "Company"), and Interferon Sciences, Inc., a Delaware corporation (the "Purchaser").

     The Purchaser desires to acquire an option to acquire certain shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company, and the Company desires to grant the Purchaser such option.

I.       The Initial Transaction

1.1. The First Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement, (a) the Company shall grant the Purchaser an option (the "Purchaser Option") on the terms set forth in Article II and (b) in consideration for the Purchaser Option, the Purchaser shall pay to the Company $100,000 in cash, by wire transfer of immediately available funds.

1.2. The First Closing. The closing of the transactions  contemplated by Section
1.1 (the "First Closing") shall take place on or as soon as practicable after the date hereof (the "First Closing Date") at the offices of Duane, Morris &
Heckscher LLP, 380 Lexington Avenue, New York, New York. As used herein, "the date hereof" means the original date of this Agreement, July 28, 2000.

II.      The Purchaser Option

         The Purchaser Option shall have the following terms:

2.1. Exercise of the Purchaser Option. The Purchaser may exercise the Purchaser Option by giving written notice (the "Purchaser Option Exercise Notice") to the Company at any time during the 60-day period (the "Purchaser Option Notice Period") following the date that the Purchaser receives the patent review and analysis described on Exhibit 2.1 attached hereto (the "Patent Review"). The date the Purchaser Option Exercise Notice is given is referred to herein as the "Purchaser Option Exercise Date."

2.2. The Second Exchange. If the Purchaser Option is exercised, (a) the Purchaser shall (i) pay to the Company $300,000 in cash, by wire transfer of immediately available funds, (ii) agree to provide the Company with $250,000 of services pursuant to the Services Plan attached hereto as Exhibit 2.2(a) (the "Services Plan"), and (iii) issue to the Company 2,000,000 shares (the "Purchaser Shares") of common stock, par value $.01 per share ("Purchaser Common Stock"), of the Purchaser, (b) the Company shall issue to the Purchaser (i) 700,000 shares (the "Company Shares") of Company Common Stock and (ii) a warrant in the form attached hereto as Exhibit 2.2(b) (the "Warrant") to purchase 282,794 shares (the "Underlying Company Shares") of Company Common Stock at a price of $12.48 per share, (c) the Company shall exercise the option (the "Option") referred to in Paragraph 3 of the Option Agreement, dated as of March 20, 2000 (the "Option Agreement"), between the University of Pittsburgh-of the Commonwealth System of Higher Education (the "University") and the Company, and
(d) the Company and the University shall enter into the License Agreement (the "License Agreement") in the form attached hereto as Exhibit 2.2(d). As used hereinafter in this Agreement, the "Current Market Value" per share of Purchaser Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Purchaser Common Stock is listed or admitted to trading or, if the Purchaser Common Stock is not listed or admitted to trading on any national securities exchange, as furnished by the National Association of Securities Dealers, Inc. through Nasdaq (including, for purposes hereof, the Nasdaq Bulletin Board) or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Purchaser Common Stock is not listed or admitted to trading on any United States national securities exchange and is not quoted by Nasdaq (including, for purposes hereof, on the Nasdaq Bulletin Board) or any similar organization, the Company may terminate the Purchaser Option without refunding to the Purchaser the $100,000 paid pursuant to Section 1.1 if it is not able to agree with the Purchaser as to what constitutes the Current Market Value per share of Purchaser Common Stock on such date, unless the Purchaser agrees to pay to the Company $1,850,000 in cash, by wire transfer of immediately available funds, in lieu of issuing to the Company shares of Purchaser Common Stock.

2.3. The Second Closing. The closing of the transactions contemplated by Section
2.2 (the "Second Closing") shall take place on or as soon as practicable after the Purchaser Option Exercise Date (the "Second Closing Date") at the offices of Duane, Morris & Heckscher LLP, 380 Lexington Avenue, New York, New York.

2.4.  Registration of the Purchaser Shares. The Purchaser shall, at its expense,
(a) on or before May 31, 2001, file a registration statement (the "Registration Statement") to register under the Securities Act of 1933 (the "Securities Act") the resale of the Purchaser Shares by the Company (a draft of the Registration Statement shall be furnished to the Company's counsel not less than two days prior to filing), (b) take all commercially reasonable actions to cause such Registration Statement to become effective under the Securities Act as expeditiously as possible, (c) after such Registration Statement is declared effective under the Securities Act, furnish the Company with such number of copies of the prospectus (the "Prospectus") included in such Registration Statement as the Company may reasonably request to facilitate the resale of the Purchaser Shares, (d) take all commercially reasonable actions to register and qualify the Purchaser Shares under such securities laws (other than the Securities Act) or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Company, provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, (e) subject to Section 2.5, take all commercially reasonable actions to (i) cause such Registration Statement to remain continuously effective under the Securities Act and such state registrations or qualifications to remain effective under such state securities or Blue Sky laws,
(ii) prepare and file under the Securities Act such amendments and supplements to such Registration Statement and such Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules thereunder with respect to the disposition of all securities covered by such Registration Statement, and
(iii) file such supplements and amendments to any such state registrations or qualifications as may be necessary to comply with the provisions of such state securities or Blue Sky laws with respect to the disposition of all securities covered by such registration or qualification. The obligations of the Purchaser under this Section 2.4 shall terminate at the earlier of (f) such time as the Company owns no Purchaser Shares and (g) such time as, in the opinion of counsel to the Purchaser, which counsel (if other than Duane, Morris & Heckscher LLP) and opinion are reasonably satisfactory to counsel to the Company, the Company may sell all of the Purchaser Shares then held by the Company in a single transaction in the public securities market without registration under the Securities Act pursuant to Rule 144 under the Securities Act (or any successor rule). It shall be a condition precedent to the obligations of the Purchaser under this Section 2.4 that the Company shall furnish to the Purchaser such information as requested in writing by the Purchaser and required by the applicable rules and regulations of the Securities and Exchange Commission regarding the Company, the Purchaser Shares held by the Company, and the intended method of disposition of such Purchaser Shares as shall be required to effect the registration of such Purchaser Shares.

2.5. No-Sell Periods. If at any time prior to the termination of the obligations of the Purchaser under Section 2.4 an event (an "Event") shall have occurred that has caused any Prospectus to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Purchaser shall promptly (a) give the Company a notice (the "No-Sell Notice") that an Event has occurred, (b) promptly (or, if in the reasonable judgment of the Purchaser disclosure of the Event would be seriously detrimental to the Purchaser, promptly after disclosure of the Event would not be seriously detrimental to the Purchaser) take all commercially reasonable efforts to cause the Registration Statement not to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (c) give the Company a notice (the "Sell Notice") when the Registration Statement does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company shall not sell any Purchaser Shares pursuant to the Registration Statement after it has received a No-Sell Notice until it has received a subsequent Sell Notice.

2.6. Sale of Purchaser Shares. (a) After the Registration Statement is declared effective under the Securities Act, the Company will cooperate with any commercially reasonable request of the Purchaser in order to effect the sale of the Purchaser Shares.

     (b) In each of the following periods (each a "Period"), the Company shall not be permitted to sell any Purchaser Shares if prior sales of Purchaser Shares in such Period have generated the amount of Sales Proceeds (as such term is defined below) set forth below opposite such Period (the "Maximum Sales Proceeds"):

                          Period                     Sales Proceeds
                          ------                     --------------
            Second Closing Date through 9/30/01         $400,000
                 10/1/01 through 12/31/01               $400,000
                  1/1/02 through 3/31/02                $400,000
                  4/1/02 through 6/30/02                $400,000
                  7/1/02 through 9/30/02                $250,000

The foregoing restrictions on sale set forth in this Section 2.6(b) shall not apply to the Company during any day in which the closing price of the Purchaser Stock (determined as set forth in Section 2.2) for the previous day is $2.00 per share or higher (subject to adjustment for stock splits, stock dividends or similar transactions).

     (c) If at the end of any Period, the sum of the Sales Proceeds and Deficiency Payments (as such term is defined below) previously received by the Company is less than the sum of the Maximum Sales Proceeds for all Periods through and including such Period, within ten days after the Purchaser receives notice from the Company stating the amount of such deficiency, the Purchaser shall pay to the Company in cash, by wire transfer of immediately available funds, an amount equal to such deficiency (each a "Deficiency Payment").

     (d) At any time during any Period, the Purchaser may notify the Company that it should cease selling Purchaser Shares for the remainder of such Period, or for any or all future Periods, as the case may be, and the Company shall so comply. Such notice shall not affect Purchaser's obligations to make Deficiency Payments in accordance with Section 2.6(c).

     (e) If prior to the receipt by the Company of $1,850,000 in Sales Proceeds and Deficiency Payments, the Company sells all of the 2,000,000 Purchaser Shares, the Company shall notify the Purchaser as to the amount of the deficiency and the Purchaser may issue to the Company such number as the Purchaser determines in its sole discretion of additional Purchaser Shares, which shall for all purposes under this Agreement be treated like Purchaser Shares issued under Section 2.2 hereof. The Purchaser's issuance of additional Purchaser Shares or decision not to do so shall not affect Purchaser's obligations to make Deficiency Payments in accordance with Section 2.6(c).

     (f) If the Company has received $1,850,000 in Sales Proceeds and Deficiency Payments and has remaining Purchaser Shares, then the Sales Proceeds of any future sales by the Company of Purchaser Shares shall be paid by the Company to the Purchaser until the aggregate amount paid to the Purchaser equals the aggregate amount of all Deficiency Payments. Any remaining Purchaser Shares, and the Sales Proceeds therefrom, shall be for the benefit of the Company.

     (g) The Company shall promptly furnish to the Purchaser such information as the Purchaser may reasonably request relating to the calculation of the amount of Sales Proceeds.

     (h) As used herein, "Sales Proceeds" shall be the amount, if any, received by the Company from the sale of Purchaser Shares less all expenses of sale incurred by the Company.

2.7. Escrow of Company Shares. The Purchaser shall escrow (a) 100,000 Company Shares pursuant to the Services Plan Escrow Agreement attached hereto as Exhibit 2.7(a) (the "Services Plan Escrow Agreement") to secure the Purchaser's obligations under the Services Plan and (b) 462,500 Company Shares pursuant to the Purchaser Shares Escrow Agreement attached hereto as Exhibit 2.7(b) (the "Purchaser Shares Escrow Agreement") to secure the Purchaser's obligations under
Section 2.6.

III.     Representations and Warranties of the Company

         The Company represents and warrants to the Purchaser as follows:

3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

3.2. Company Information. The Company has delivered to the Purchaser (a) its business plan attached hereto as Exhibit 3.2(a) (the "Business Plan") and (b) the financial information attached hereto as Exhibit 3.2(b) (together with the Business Plan, the "Company Information"). None of the Company Information contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

3.3. Due Diligence Materials. The Company has delivered to the Purchaser true and correct copies of (a) its certificate of incorporation and by-laws, (b) all minutes of meetings, and all actions by written consent, of its incorporator, directors, and stockholders, (c) all stock subscription agreements of the Company, (d) all outstanding warrants of the Company, (e) the Inter-Institutional Agreement, dated as of March 31, 2000 (the "Inter-Institutional Agreement"), between the Dana-Farber Cancer Institute and the University. The Inter-Institutional Agreement has not been amended, is in full force and effect, and constitutes the legal, valid, and binding obligation of the parties thereto enforceable as to each of them in accordance with its terms. There are no defaults under the Inter-Institutional Agreement.

3.4. Existing Company Agreements. The Company has delivered to the Purchaser true and correct copies of (a) the Shareholders Agreement, dated as of March 20, 2000, between the Company and its present stockholders (the "Existing Stockholders Agreement"), (b) the Option Agreement, and (c) the Consulting Agreement, dated as of March 20, 2000, between the Company and James W. Sharpe (the "Consulting Agreement," and collectively with the Existing Stockholders Agreement and the Option Agreement, the "Existing Company Agreements"). The Company is not party to any material agreement other than this Agreement and the Existing Company Agreements. The Company has all requisite power and authority to execute, deliver, and perform the Existing Company Agreements. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Existing Company Agreements by the Company. Each of the Existing Company Agreements has been duly authorized, executed, and delivered by the Company, has not been amended (other than as contemplated by Sections 5.5 and 5.6), is in full force and effect, and constitutes the legal, valid, and binding obligation of the Company enforceable as to the Company in accordance with its terms. There are no defaults under any of the Existing Company Agreements.

3.5. Capitalization. Set forth on Exhibit 3.5 is the capitalization of the Company (a) as of the date hereof and (b) pro forma, giving effect to the transactions contemplated by this Agreement. Other than this Agreement and as set forth on Exhibit 3.5 (including the shares reserved for employee stock options and similar matters as set forth therein), there is (c) no commitment or arrangement to issue, or outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or to issue or calling for the issuance of any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company, and (d) no outstanding security or other instrument convertible into or exchangeable for capital stock of the Company.

3.6. Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company.

3.7. Authority to Sell. The Company has all requisite power and authority to execute, deliver, and perform this Agreement, the Stockholders Agreement (as hereinafter defined), the Warrant, the Services Plan Escrow Agreement, the Purchaser Shares Escrow Agreement, and the License Agreement (collectively, the "Company Agreements") and to exercise the Option. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Company Agreements by the Company and to exercise the Option. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable as to the Company in accordance with its terms. The Stockholders Agreement has been duly authorized by the Company and at the First Closing will be duly executed and delivered by the Company, will constitute the legal, valid, and binding obligation of the Company, and will be enforceable as to the Company in accordance with its terms. Each of the Warrant, the Services Plan Escrow Agreement, the Purchaser Shares Escrow Agreement, and the License Agreement has been duly authorized by the Company and, if the Purchaser Option is exercised, at the Second Closing will be duly executed and delivered by the Company, will constitute the legal, valid, and binding obligation of the Company, and will be enforceable as to the Company in accordance with its terms.

3.8. No Conflicts. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of any of the Company Agreements or Existing Company Agreements by the Company. Except as set forth on Exhibit 3.8, no consent of any party to any contract, agreement, instrument, lease, or license (collectively, "Company Contracts") to which the Company is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any of the Company Agreements or Existing Company Agreements by the Company; and the execution, delivery, and performance of the Company Agreements and the Existing Company Agreements by the Company will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before any such agreement was executed under, or create any obligation on the part of the Company that it was not paying or obligated to pay immediately before any such agreement was executed under, any term of any such Company Contract or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which it or any of its businesses, properties, or assets are subject.

3.9. Valid Issuance, Etc. If the Purchaser Option is exercised, at the Second Closing, the Company Shares will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive or co-investment rights of stockholders (which have been duly and validly waived with respect to such issuance), and the Purchaser will receive good title to the Company Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement, the Services Plan Escrow Agreement, and the Purchaser Shares Escrow Agreement. The Underlying Company Shares have been reserved for issuance and, when issued and delivered on exercise of the Warrant, will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive or co-investment rights of stockholders (which have been duly and validly waived with respect to such issuance), and the holders of such Underlying Company Shares will receive good title to the shares issued to it or him, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement. No stockholder of the Company has any preemptive, co-investment, or similar rights with respect to any of the transactions contemplated by this Agreement which have not been duly and validly waived with respect to such transactions.

3.10. Non-Distributive Intent. The Company is acquiring the Purchaser Shares for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Company will not sell or otherwise dispose of the Purchaser Shares without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the Purchaser Shares may contain a legend to the foregoing effect.

3.11. Completeness of Disclosure. No representation or warranty by the Company in this Agreement contains or (except for changes beyond the control of the Company) on the First Closing Date or, if the Purchaser Option is exercised, Second Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Company) on the First Closing Date or, if the Purchaser Option is exercised, Second Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

IV.      Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Company as follows:

4.1. Organization and Qualification. The Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

4.2. Authority to Buy. The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement, the Stockholders Agreement, the Services Plan Escrow Agreement, and the Purchaser Shares Escrow Agreement (collectively, the "Purchaser Agreements"). All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Purchaser. If the Purchaser Option is exercised, at the Second Closing all necessary corporate proceedings of the Purchaser will have been duly taken to authorize the execution, delivery, and performance of the Services Plan Escrow Agreement and the Purchaser Shares Escrow Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by the Purchaser and constitutes the legal, valid, and binding obligation of the Purchaser enforceable as to the Purchaser in accordance with its terms. The Stockholders Agreement has been duly authorized by the Purchaser and at the First Closing will be duly executed and delivered by the Purchaser, will constitute the legal, valid, and binding obligation of the Purchaser, and will be enforceable as to the Purchaser in accordance with its terms. If the Purchaser Option is exercised, at the Second Closing each of the Services Plan Escrow Agreement and the Purchaser Shares
Escrow Agreement will be duly authorized, executed, and delivered by the Purchaser, will constitute the legal, valid, and binding obligation of the Purchaser, and will be enforceable as to the Purchaser in accordance with its terms.

4.3. No Conflicts. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Purchaser for the execution, delivery, or performance of any of the Purchaser Agreements by the Purchaser. No consent of any party to any contract, agreement, instrument, lease, or license (collectively, "Purchaser Contracts") to which the Purchaser is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any of the Purchaser Agreements by the Purchaser; and the execution, delivery, and performance of the Purchaser Agreements by the Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before any such agreement was executed under, or create any obligation on the part of the Purchaser that it was not paying or obligated to pay immediately before any such agreement was executed under, any term of any such Purchaser Contract or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Purchaser, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Purchaser or to which it or any of its businesses, properties, or assets are subject.

4.4. Valid Issuance, Etc. If the Purchaser Option is exercised, at the Second Closing, the Purchaser Shares will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive or co-investment rights of stockholders, and the Company will receive good title to the Purchaser Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than this Agreement and the Stockholders Agreement.

4.5. Registration Statement. The Purchaser is eligible to file the Registration Statement on Form S-1.

4.6. Non-Distributive Intent. On exercise of the Purchaser Option, the Purchaser will acquire the Company Shares and the Warrant, and on exercise of the Warrant, the Purchaser will acquire the Underlying Company Shares, for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will not sell or otherwise dispose of the Company Shares, the Warrant, or the Underlying Company Shares without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the Company Shares and the Underlying Company Shares may contain a legend to the foregoing effect and, until such time as the Stockholders Agreement shall terminate, to the effect that transfer is also subject to the terms of the Stockholders Agreement.

4.7. Completeness of Disclosure. No representation or warranty by the Purchaser in this Agreement contains or (except for changes beyond the control of the Purchaser) on the First Closing Date or, if the Purchaser Option is exercised, Second Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Purchaser) on the First Closing Date or, if the Purchaser Option is exercised, Second Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

V.       Conditions to Obligations of the Purchaser

     The obligations of the Purchaser at the First Closing are subject, at the option of the Purchaser, to the following conditions:

5.1. Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Company contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the First Closing Date as though such representations and warranties were then made in exactly the same language by the Company; as of the First Closing Date the Company shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; there shall have been no material adverse change in the business or prospects of the Company from the Company Information; and the Purchaser shall have received a certificate executed by the President of the Company dated the First Closing Date to that effect.

5.2. Opinion of Counsel. The Purchaser shall have received on the First Closing Date the opinion of Reed Smith Shaw & McClay LLP, dated as of such date, in the form attached hereto as Exhibit 5.2, as to certain of the matters set forth in Sections 3.1, 3.6, 3.7, 3.8, and 3.9.

5.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

5.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

5.5. Stockholders Agreement. An amendment and restatement in the form attached hereto as Exhibit 5.5 (the "Stockholders Agreement") of the Existing Stockholders Agreement shall have been duly authorized, executed, and delivered by the Company and each of its stockholders (including the Purchaser) at or prior to the First Closing and at the First Closing shall be in full force and effect.

5.6. Acknowledgment Under Option Agreement. An Acknowledgment Under Option Agreement in the form attached hereto as Exhibit 5.6 shall have been duly authorized, executed, and delivered by the University at or prior to the First Closing and at the First Closing shall be in full force and effect.

5.7. Bankruptcy. At the First Closing Date, there shall not have been entered any decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under any federal or state bankruptcy law, and the Company shall not have (a) commenced a voluntary case under any federal or state bankruptcy law, (b) consented to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal or state bankruptcy law or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, (c) made an assignment for the benefit of creditors, (d) admitted in writing its inability to pay its debts generally as they become due, or (e) taken any action in furtherance of any such action.

VI.      Conditions to the Obligations of the Company

     The obligations of the Company at the First Closing are subject, at the option of the Company, to the following conditions:

6.1.   Accuracy  of   Representations   and  Compliance  with  Conditions.   All
representations and warranties of the Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the First Closing as though such representations and warranties were then made in exactly the same language by the Purchaser; as of the First Closing Date the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; and the Company shall have received a certificate executed on behalf of the Purchaser dated the First Closing Date to that effect.

6.2. Opinion of Counsel. The Company shall have received on the First Closing Date the opinion of Duane, Morris & Heckscher LLP, counsel to the Purchaser, dated as of such date, in the form attached hereto as Exhibit 6.2, as to certain of the matters set forth in Sections 4.1, 4.2, 4.3, and 4.4.

6.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

6.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

6.5. Stockholders Agreement. The Stockholders Agreement shall have been duly authorized, executed, and delivered by the Company and each of its stockholders (including the Purchaser) at or prior to the First Closing and at the First Closing shall be in full force and effect.

6.6. Bankruptcy. At the First Closing Date, there shall not have been entered any decree or order by a court having jurisdiction adjudging the Purchaser a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Purchaser, under any federal or state bankruptcy law, and the Purchaser shall not have (a) commenced a voluntary case under any federal or state bankruptcy law, (b) consented to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal or state bankruptcy law or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Purchaser or of any substantial part of its property, (c) made an assignment for the benefit of creditors, (d) admitted in writing its inability to pay its debts generally as they become due, or (e) taken any action in furtherance of any such action.

VII.     Covenants and Agreements

         The parties covenant and agree as follows:

7.1. Advice of Changes Until the end of the Purchaser Option Notice Period or, if the Purchaser Option is exercised, until the Second Closing Date, each party will advise the other of any fact or occurrence of which such party obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

7.2. Confidentiality. Each party shall insure that all confidential information which such party or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the business and for the benefit of the party to whom such information belongs, in each case without the prior written consent of such party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available.

7.3. Public Statements. Before either party shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or would be likely to result in public dissemination thereof, it shall cooperate with the other party, shall furnish drafts of such disclosure to the other party for comments, and shall not release any such information without the written consent of the other party, such consent not to be unreasonably withheld; provided, that (a) either party may, without complying with this Section 7.3, make such disclosure if such disclosure is substantially similar to public disclosure previously made by either party and (b) nothing contained herein shall prevent either party from releasing any information if required to do so by law or regulation or stock exchange or similar rule.

7.4. Patent Review. Promptly after the First Closing Date, the Company shall commence the Patent Review. The Patent Review shall be completed and furnished to the Purchaser as soon as practicable, but in no event later than February 15, 2001.

7.5. Use of Proceeds. The proceeds received by the Company at the First Closing will be used by the Company to pay for the Patent Review. Any funds not needed for that purpose may be used for other Company operating expenses.

7.6. Registration Rights. The Purchaser shall have registration rights with respect to the Company Shares, Underlying Company Shares, and Warrant at least as favorable to the Purchaser as registration rights granted by the Company to any other person.

7.7. Capitalization of the Company. Until the end of the Purchaser Option Notice Period or, if the Purchaser Option is exercised, until the Second Closing Date, except as contemplated by this Agreement, the Company shall not issue, sell, or otherwise dispose of any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments, or rights of any kind to acquire, capital stock of any class of the Company.

7.8. Furnish Future Information. So long as the Purchaser and its permitted assignees hereunder shall hold any Company Shares, Underlying Company Shares, or the Warrant, the Company will furnish to the Purchaser and such assignees, promptly upon their becoming available, an annual budget, annual financial statements audited by an accounting firm of national reputation, quarterly and monthly unaudited financial statements, and all press releases issued by the Company; provided, however, that (a) the Company shall not be required to furnish any documents not otherwise available and (b) these obligations shall terminate upon the closing of an underwritten initial public offering by the Company.

7.9. Expenses. Each party shall be responsible for his or its own expenses in connection with this Agreement.


VIII.    Indemnification

8.1. General. Each party (the "indemnifying party") shall indemnify and hold harmless the other party and the other party's affiliates, officers, directors, trustees, stockholders, employees, agents, and representatives (each, an "indemnified party") from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Damages"), based upon or arising out of a breach of any covenant, agreement, representation, or warranty made by the indemnifying party in this Agreement or the Stockholders Agreement.

8.2. Indemnity Procedures. (a) An indemnified party seeking indemnification under this Agreement in respect of, arising out of, or involving a claim or demand made by any person or governmental authority against the indemnified party (a "Third Party Claim") shall notify the indemnifying party in writing of the Third Party Claim within 20 days after receipt by the indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement, except to the extent the indemnifying party shall have been prejudiced by such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     (b) The indemnifying party shall have the right, within 30 days after being so notified, to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party. In any such proceeding the defense of which the indemnifying party shall have so assumed, the indemnified party shall have the right to participate therein and retain its own counsel at its own expense unless (i) the indemnified party and the indemnifying party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party shall have reasonably concluded on the basis of an opinion of its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate in the opinion of the indemnified party's counsel due to actual or potential differing interests between them; in any such case, one such separate counsel may be retained by all indemnified parties as a group at the indemnifying party's expense. To the extent that the settlement of such a Third Party Claim, the defense of which has been assumed by the indemnifying party, involves the payment of money only, the indemnifying party shall have the right, in consultation with the indemnified party, to settle those aspects dealing only with the payment of money, provided that the indemnifying party pays such money and such settlement includes a general release from the other parties to such Third Party Claim in favor of the indemnified party. In connection with any such defense or settlement, the indemnifying party shall not enter into a consent decree involving injunctive or non-monetary relief or consent to an injunction without the indemnified party's prior written consent.

     (c) The indemnified party shall cooperate in all reasonable respects with the indemnifying party in connection with any Third Party Claims and the defense or compromise thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information reasonably relevant to the Third Party Claim, making employees available on a mutually convenient basis to provide additional information, and explanation of any material provided under this Agreement. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not, without first waiving the indemnity as to such claim, admit any liability with respect to, or settle, compromise, or discharge, the Third Party Claim, without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld; provided that admissions of facts which a party may reasonably be required to make shall not be deemed to be admissions of liability.

8.3. Exclusivity. The indemnification provided by this Article VIII shall be the sole remedy (other than termination of this Agreement pursuant to Article IX) for any matters relating to Third Party Claims; provided, that this Section 8.3 shall not prohibit injunctive relief if available under applicable law.

8.4. Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the First Closing and Second Closing hereunder.

IX.      Termination

9.1. Termination. This Agreement may be terminated at any time prior to the First Closing:

     (a) by mutual written consent executed by the Company and the Purchaser;

     (b) by the Company or the Purchaser, by notice given to the other in writing, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in default or in breach of this Agreement), if any of the conditions to its obligations under this Agreement shall not have been satisfied or waived in writing by such party, unless such failure is attributable to the breach by the terminating party of any of its obligations to consummate the transactions contemplated hereby or of any of its other obligations hereunder; or

     (c) by the Company or the Purchaser, by notice given to the other in writing, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in default or in breach of this Agreement), if the transactions contemplated hereby shall violate any non-appealable final order, decree, or judgment of any governmental authority having competent jurisdiction or if there shall be a statute, rule, or regulation that makes such purchase illegal or otherwise prohibited.

9.2. Effect of Termination. Upon any termination of this Agreement pursuant to
Section 9.1, neither of the parties shall have any liability or obligation to the other arising out of this Agreement except for any liability arising from a party's default or breach of this Agreement prior to such termination.

X.       Miscellaneous

10.1. Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

10.2. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, either party shall be entitled, either before or after the First Closing or Second Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

10.3. Modification. This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

10.4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,

                  (a)      if to the Company, at

                                    Metacine, Inc.
                                    46 Bouvant Drive
                                    Princeton, NJ 08540
                                    Attn:  James Sharpe
                                    Facsimile No.: (609) 688-1252

                           with a copy to:

                                    Reed Smith LLP
                                    435 Sixth Avenue
                                    Pittsburgh, Pennsylvania 15219
                                    Attn:  Pasquale D. Gentile, Jr., Esq.
                                    Facsimile No.: (412) 288-3063

                  (b)      if to the Purchaser,

                                    Interferon Sciences, Inc.
                                    783 Jersey Avenue
                                    New Brunswick, New Jersey 08901
                                    Attn:  Chief Executive Officer
                                    Facsimile No.: (732) 249-3250

                           with a copy to:

                                    Duane, Morris & Heckscher LLP
                                    380 Lexington Avenue
                                    New York, New York 10168
                                    Attn:  Robert J. Hasday, Esq.
                                    Facsimile No.: (212) 692-1020

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.4. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10.4 shall be deemed given at the time of receipt thereof.


10.5. Waiver. Any waiver by either party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

10.6. Binding Effect. No party may sell, assign, transfer, or otherwise convey any of its or his rights or delegate any of its or his duties under this Agreement, except as hereinafter provided, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, permitted assigns, and personal representatives of the parties. Notwithstanding the foregoing, the Purchaser (a) may assign its rights and delegate its obligations to purchase any of the Company Shares or Warrant to any successor to its business, whether through merger, sale of assets, or otherwise, and (b) the Purchaser may assign its rights (but not delegate its obligations) to purchase any of the Company Shares or Warrant to any affiliate of the Purchaser. Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this Section 10.6 shall be void. The provisions of this Agreement shall inure to the benefit of each indemnified party and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

10.7. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.6).

10.8. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10.9. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

10.10.  Counterparts;       Governing Law. This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                             METACINE, INC.


                                             By_________________________________



                                             INTERFERON SCIENCES, INC.


                                             By_________________________________

EXHIBIT 2

                          COMMON STOCK PURCHASE WARRANT

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, AND ANY INTEREST THEREIN MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                      VOID AFTER 5:00 P.M., NEW YORK TIME,
                                ON April 9, 2006


                                 METACINE, INC.

                            Warrant for the Purchase
                                       of
                         282,794 Shares of Common Stock

No. 1


     THIS CERTIFIES that, for value received, Interferon Sciences, Inc., a Delaware corporation (the "Holder"), is entitled to subscribe for and purchase from Metacine, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth herein, at any time or from time to time on or after the date hereof and before 5:00 P.M., New York time, on April 9, 2006 (the "Exercise Period"), 282,794 (Two Hundred Eighty-Two Thousand Seven Hundred Ninety-Four) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided herein (the "Warrant
Shares"), at a price of $12.48 per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant is the Warrant or one of the Warrants (collectively, including any Warrant issued upon the exercise or transfer of any such Warrants, in whole or in part, the "Warrants") issued by the Company pursuant to Securities Purchase Agreement dated July 28, 2000, as amended and restated as of April 9, 2001 (the "Purchase Agreement").

     No transfer of this Warrant or the Warrant Shares will be permitted unless a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act. Except as set forth in the Purchase Agreement, the Company has no obligation, and does not intend, to register this Warrant or any Warrant Shares under the Act. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.


     1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the Form of Election to Exercise at the end hereof duly completed and executed) to the Company at its office at 46 Bouvant Drive, Princeton, New Jersey 08540, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), at any time during the Exercise Period, to require the Company to convert this Warrant, in whole or in part, into Warrant Shares as provided for in this Section (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Warrant Shares issuable upon exercise of the portion of the Warrant being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Warrant (on a per Warrant Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price in effect immediately prior to the exercise of the Conversion Right from the Current Market Price (as determined pursuant to Section 5(f) below) per share of Common Stock immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right provided under this Section may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by the Form of Conversion Right Exercise at the end hereof duly completed and executed. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Warrant Shares which the Holder shall be entitled as a result of the conversion and (ii) if such Warrant is being converted in part only, a new Warrant exercisable for the number of Warrant Shares equal to the unconverted portion of the Warrant. Upon any exercise (which term, as used herein, shall include any exercise of the Conversion Right) of this Warrant, in lieu of any fractional Warrant Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 5(c) hereof.

     2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery hereof with the Form of Assignment at the end hereof duly completed and executed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

     4. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     5. Subject to the provisions of this Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

     (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash, or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(f) hereof) per share of Common Stock on such record date, less the fair market value (as determined reasonably and in good faith by the board of directors of the Company) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

     (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be; provided, however that, no adjustment in the Exercise Price shall be required if such adjustment is less than $.05; and provided, further, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

     (d) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.

     (e) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

     (f) The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market (the "NASDAQ/NM")) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any United States national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined reasonably and in good faith by the board of directors of the Company, shall be used.

     (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 5(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities or property receivable upon such Reorganization by a holder of the number of shares of Common Stock, for which this Warrant might have been exercised immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     7. In case at any time the Company shall propose:

               (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

               (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

               (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

               (d) to effect any liquidation, dissolution or winding-up of the Company;then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

     8. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. The Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order. The certificate or certificates evidencing such Warrant Shares shall bear the following legend unless the Warrant Shares are registered pursuant to the Act:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act") and may not be transferred unless a registration statement under the Act is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act."

     10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

     11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     12. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed in Delaware.

Dated: April 9, 2001


                                         METACINE, INC.


                                        By:
                                        ----------------------------------------
                                        Name:  James Sharpe
                                        Title:  President

[Seal]
















                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto


          Name ________________________________

          Address_______________________________
          ======================================


          Social Security or Tax Identification Number

          --------------------------------------


a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of Metacine, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _________________


                                          Name ________________________________

                                         Address_______________________________
                                         ======================================


                                    Social Security or Tax Identification Number
                                         --------------------------------------


                                        Signature ____________________________

          NOTE: The above signature should correspond exactly with the name on the first page of this Warrant

                          FORM OF ELECTION TO EXERCISE


To:      Metacine, Inc.
         [Address]

                  The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                      Name ________________________________

                     Address_______________________________
                     ======================================


                  Social Security or Tax Identification Number
                    --------------------------------------


and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _________________


                      Name ________________________________

                     Address_______________________________
                     ======================================


                  Social Security or Tax Identification Number
                     --------------------------------------


                     Signature ____________________________
    NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the Form of Assignment

                               FORM OF CONVERSION RIGHT
                               EXERCISE (To be executed upon exercise of Conversion Right pursuant to Section 1)


To:      Metacine, Inc.
         [Address]


                  The undersigned hereby irrevocably elects to surrender Warrants entitling the undersigned to purchase ______ Warrant Shares, for conversion into Warrant Shares without payment of additional consideration pursuant to the Conversion Right provisions of the within Warrant, as provided for in Section 1 of such Warrant.

                  Please issue a certificate or certificates for such Warrant Shares in the name of the undersigned, pay cash for any fractional share pursuant to Section 5(c) of the Warrant (if applicable), and issue a new Warrant for the unexercised portion thereof (if applicable).


Dated: _________________


                      Name ________________________________


                     Address_______________________________
                     ======================================


                  Social Security or Tax Identification Number
                     --------------------------------------


                     Signature ____________________________
    NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the Form of Assignment







EXHIBIT 3


Agreement, dated as of April 9, 2001, by and among Interferon Sciences,Inc., a Delaware corporation (the "Purchaser"), Metacine, Inc., a Delaware corp-oration (the "Company"), and Reed Smith LLP, as escrow agent ("RSS&M").





                                R E C I T A L S:


     This is the Services Plan Escrow Agreement contemplated by Section 2.7(a) of the Securities Purchase Agreement, dated July 28, 2000, as amended and restated as of April 9, 2001 (the "Purchase Agreement"), between the Purchaser and the Company. All terms used but not defined herein that are defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement.





                  NOW, THEREFORE, the parties agree as follows:





Escrow





1.01     Appointment of Escrow Agent and Deposit





               (a) The Company and the Purchaser hereby appoint RSS&M, and RSS&M hereby agrees to serve, as escrow agent pursuant to the terms of this Agreement. On the date hereof, the Purchaser has delivered to RSS&M, as escrow agent, a certificate registered in the name of the Purchaser for 100,000 Company Shares, duly endorsed in blank or together with a stock power executed in blank (the "Escrowed Property").


               (b) During the period that the Escrowed Property is held pursuant to this Agreement, the Purchaser shall exercise all rights and privileges of a stockholder with respect to the Company Shares represented by the stock certificate or certificates included in the Escrowed Property, including voting and economic rights.

1.02     Operation of Escrow


     The parties hereto agree that the escrow created by this Agreement (the "Escrow") shall operate as follows:


(a)  The Purchaser shall be entitled to receive, in the manner set forth in this
     Section 1.02, one Company Share for (i) each $2.50 of value of services (valued as set forth in the Services Plan) provided by the Purchaser to the Company pursuant to the Services Plan ("Value") and (ii) each $2.50 in cash paid by the Purchaser to the Company pursuant to the Services Plan. The Company shall be entitled to receive, in the manner set forth in this
     Section 1.02, any Company Shares that the Purchaser is not entitled to receive.


(b) Not more than 10 days after the end of each three-month period during the 24 month term of the Services Plan, the Company and the Purchaser shall deliver to RSS&M a notice setting forth the Value provided by the Purchaser to the Company during such period. Within 10 days of receipt of each such notice, RSS&M shall deliver to the Purchaser one Company Share for each $2.50 of Value so provided as set forth in such notice; provided that, with respect to each such three-month period other than the last, RSS&M shall not be required to deliver to the Purchaser a number of Company Shares less than the lesser of (i) 25,000 and (ii) the number of Company Shares then included in the Escrowed Property. Any Company Shares not delivered to the Purchaser pursuant to the proviso of the previous sentence shall be aggregated with the Company Shares subsequently required to be delivered to the Purchaser pursuant to this Section 1.02(b).


(c) If the Purchaser is required to make a cash payment to the Company because the Value of the services provided by the Purchaser to the Company during the 24 month term of the Services Plan was less than $250,000, promptly after such cash payment is made, the Company and the Purchaser shall deliver to RSS&M a notice setting forth the amount of cash paid. Within 10 days of receipt of such notice, RSS&M shall deliver to the Purchaser one Company Share for each $2.50 of cash so paid as set forth in such notice.


(d) If the Purchaser is required to make a cash payment to the Company because the Value of the services provided by the Purchaser to the Company during the 24 month term of the Services Plan was less than $250,000, but does not make any or all of such payment, the Company and the Purchaser shall deliver to RSS&M a notice setting forth the amount of cash not so paid. Within 10 days of receipt of such notice, RSS&M shall deliver to the Company one Company Share for each $2.50 of cash not so paid as set forth in such notice.


(e) If the Company or the Purchaser shall advise RSS&M that a dispute has arisen with respect to the operation of the Escrow, RSS&M shall hold the Escrowed Property until such time as RSS&M shall have been directed in writing as to how to distribute the Escrowed Property by the Company and the Purchaser or by a Final Judgment (as hereinafter defined).

1.03     Further Provisions Relating to the Escrow


(a) Distribution by RSS&M in accordance with the terms of this Agreement shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Agreement (other than the distributee) in and to the Escrowed Property distributed and shall be a perpetual bar both at law and in equity with respect to such distributed Escrowed Property against the parties to this Agreement and against any person claiming or attempting to claim such distributed Escrowed Property from, through, or under such party.


(b) The Company agrees to reimburse RSS&M for RSS&M's reasonable fees and other expenses (including legal fees and expenses) incurred by RSS&M in connection with its duties hereunder.


(c) The Company and the Purchaser, jointly and severally, shall indemnify and hold harmless RSS&M against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by RSS&M) as and when incurred arising out of or based upon any act, omission, alleged act, or alleged omission by RSS&M or any other cause, in any case in connection with the acceptance of, or the performance or non-performance by RSS&M of, any of RSS&M's duties under this Agreement, except as a result of RSS&M's bad faith or gross negligence. RSS&M shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by RSS&M to be genuine, by assuming that any person purporting to give RSS&M any notice, advice, direction, or other document in accordance with the provisions hereof, in connection with this Agreement, or in connection with RSS&M's duties under this Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by RSS&M (which may be RSS&M). The Purchaser acknowledges that RSS&M acts as counsel to the Company and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by RSS&M, nor the performance by RSS&M of its duties hereunder shall in any way affect or require termination of such relationship with the Company. RSS&M shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of RSS&M's bad faith or gross negligence.


(d) RSS&M makes no representation as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to RSS&M.


(e) RSS&M shall have no duties or responsibilities except those expressly set forth herein. The parties hereto agree that RSS&M will not be called upon to construe any contract or instrument. RSS&M shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other parties hereto and received by RSS&M, and, if RSS&M's duties as hereunder are affected, unless RSS&M shall have given its prior written consent thereto. RSS&M shall not be bound by any assignment by the Company or the Purchaser of its rights hereunder unless RSS&M shall have received written notice thereof from the assignor. RSS&M is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If RSS&M complies with any such law, order, judgment, decree, or regulation, RSS&M shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.


(f) If RSS&M shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to the Escrowed Property which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), RSS&M shall be entitled, without liability to anyone, to refrain from taking any action other than to use RSS&M's reasonable efforts to keep safely the Escrowed Property until RSS&M shall be directed otherwise in writing by all of the other parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a "Final Judgment"), but RSS&M shall be under no duty to institute or to defend any proceeding, although RSS&M may, in its discretion, institute or defend such proceedings.


(g) RSS&M may at any time give written notice of its resignation (the "Notice") to the other parties hereto. If RSS&M gives the Notice, the Company and the Purchaser shall promptly appoint a successor escrow agent. If no successor escrow agent has been appointed and has accepted the Escrowed Property within five days after the Notice is sent, all responsibilities of RSS&M hereunder shall, nevertheless, cease. RSS&M's sole responsibility thereafter shall be to use RSS&M's reasonable efforts to keep safely the Escrowed Property and to deliver the Escrowed Property as may be directed in writing by all of the parties hereto or by a Final Judgment. In addition, RSS&M may, but is not obligated to, petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after RSS&M deposits the Escrowed Property into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Agreement shall not otherwise be assignable by RSS&M without the prior written consent of the other parties hereto.


(h) The Company and the Purchaser authorize RSS&M, if RSS&M is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.


(i) RSS&M's responsibilities and liabilities hereunder, except as a result of RSS&M's own bad faith or gross negligence, will terminate upon the delivery by RSS&M of all the Escrowed Property under any provision of this Agreement.





MISCELLANEOUS








2.01     Further Action


                  At any time and from time to time, the Company and the Purchaser each agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.





2.02     Survival


                  Subject to Section 1.03(i), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by RSS&M of the Escrowed Property, irrespective of any investigation made by or on behalf of any party.





2.03     Modification


                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and (subject to Section 1.03(e)) may be modified only by a written instrument duly executed by each party.





2.04     Notices


                  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by telecopier, receipt confirmed,
(b) on the business day following delivery to a recognized overnight courier service, or (c) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):


                  If to the Company:


                                    Metacine, Inc.


                                    46 Bouvant Drive


                                    Princeton, New Jersey 08540


                                    Attn:  James Sharpe


                                    Facsimile No. (609) 688-1252





                  If to the Purchaser:


                                    Interferon Sciences, Inc.


                                    783 Jersey Avenue


                                    New Brunswick, New Jersey 08901


                                    Attn:  Chief Executive Officer


                                    Facsimile No. (732) 249-3250





                                    with a copy to:





                                    Duane, Morris & Heckscher LLP


                                    380 Lexington Avenue


                                    New York, New York 10168


                                    Attention:  Robert J. Hasday, Esq.


                                    Fax: (212) 692-1020





                  If to RSS&M:


                                    Reed Smith LLP


                                    435 Sixth Avenue


                                    Pittsburgh, Pennsylvania 15219


                                    Attn:  Pasquale D. Gentile, Jr., Esq.


                                    Facsimile No. (412) 288-3063





2.05     Waiver


                  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.





2.06     Binding Effect


                  Subject to Section 1.03(g), the provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser, and RSS&M and their respective successors and assigns.





2.07     No Third Party Beneficiaries


                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 2.06).





2.08     Jurisdiction


                  The parties hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, a breach of this Agreement or of any such document or instrument, or the Escrowed Property.



2.09     Separability


                  This entire Agreement shall be void if any provision of this Agreement is invalid, illegal, unenforceable, or inapplicable to any person or circumstance to which it is intended to be applicable, except that the provisions of Section 1.03 shall survive.





2.10     Headings


                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


2.11     Counterparts; Governing Law


                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 METACINE, INC.





                                 By:
                                 -----------------------------------------------


                                 Name


                                 Title:





                                 INTERFERON SCIENCES, INC.





                                 By:
                                 -----------------------------------------------


                                 Name

                                 Title:





                                 REED SMITH LLP,


                                 As Escrow Agent





                                 By:
                                 -----------------------------------------------

EXHIBIT 4

     Agreement, dated as of April 9, 2001, by and among Interferon Sciences, Inc., a Delaware corporation (the "Purchaser"), Metacine, Inc., a Delaware corporation (the "Company"), and Reed Smith LLP, as escrow agent ("RSS&M").





                                R E C I T A L S:


     This is the Purchaser Shares Escrow Agreement contemplated by Section 2.7(b) of the Securities Purchase Agreement, dated July 28, 2000, as amended and restated as of April 9, 2001 (the "Purchase Agreement"), between the Purchaser and the Company. All terms used but not defined herein that are defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement.


                  NOW, THEREFORE, the parties agree as follows:

I.       Escrow





1.01     Appointment of Escrow Agent and Deposit


(a) The Company and the Purchaser hereby appoint RSS&M, and RSS&M hereby agrees to serve, as escrow agent pursuant to the terms of this Agreement. On the date hereof, the Purchaser has delivered to RSS&M, as escrow agent, a certificate registered in the name of the Purchaser for 462,500 Company Shares, duly endorsed in blank or together with a stock power executed in blank (the "Escrowed Property").


(b) During the period that the Escrowed Property is held pursuant to this Agreement, the Purchaser shall exercise all rights and privileges of a stockholder with respect to the Company Shares represented by the stock certificate or certificates included in the Escrowed Property, including voting and economic rights.

1.02     Operation of Escrow


                  The parties hereto agree that the escrow created by this Agreement (the "Escrow") shall operate as follows:


(a)  The Purchaser shall be entitled to receive, in the manner set forth in this
     Section 1.02, one Company Share for (i) each $4.00 of Sales Proceeds received by the Company and (ii) each $4.00 in cash paid by the Purchaser to the Company pursuant to Section 2.6 of the Purchase Agreement. The Company shall be entitled to receive, in the manner set forth in this
     Section 1.02, any Company Shares that the Purchaser is not entitled to receive.


(b) Not more than 10 days after the end of each calendar quarter starting with the calendar quarter ending on September 30, 2001, the Company and the Purchaser shall deliver to RSS&M a notice setting forth the Sales Proceeds and cash payments by the Purchaser received by the Company during such quarter. Within 10 days of receipt of each such notice, RSS&M shall deliver to the Purchaser one Company Share for each $4.00 of Sales Proceeds and cash payments so received as set forth in such notice; provided that, with respect to each such calendar quarter ending on or before June 30, 2002, RSS&M shall not be required to deliver to the Purchaser a number of Company Shares less than the lesser of (i) 25,000 and (ii) the number of Company Shares then included in the Escrowed Property. Any Company Shares not delivered to the Purchaser pursuant to the proviso of the previous sentence shall be aggregated with the Company Shares subsequently required to be delivered to the Purchaser pursuant to this Section 1.02(b).


(c) If the Purchaser is required to make a cash payment to the Company pursuant to Section 2.6 of the Purchase Agreement, but does not make any or all of such payment, the Company and the Purchaser shall deliver to RSS&M a notice setting forth the amount of cash not so paid. Within 10 days of receipt of such notice, RSS&M shall deliver to the Company one Company Share for each $4.00 of cash not so paid as set forth in such notice.


(d) If the Company or the Purchaser shall advise RSS&M that a dispute has arisen with respect to the operation of the Escrow, RSS&M shall hold the Escrowed Property until such time as RSS&M shall have been directed in writing as to how to distribute the Escrowed Property by the Company and the Purchaser or by a Final Judgment (as hereinafter defined).

1.03     Further Provisions Relating to the Escrow


(a) Distribution by RSS&M in accordance with the terms of this Agreement shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Agreement (other than the distributee) in and to the Escrowed Property distributed and shall be a perpetual bar both at law and in equity with respect to such distributed Escrowed Property against the parties to this Agreement and against any person claiming or attempting to claim such distributed Escrowed Property from, through, or under such party.


(b) The Company agrees to reimburse RSS&M for RSS&M's reasonable fees and other expenses (including legal fees and expenses) incurred by RSS&M in connection with its duties hereunder.


(c) The Company and the Purchaser, jointly and severally, shall indemnify and hold harmless RSS&M against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by RSS&M) as and when incurred arising out of or based upon any act, omission, alleged act, or alleged omission by RSS&M or any other cause, in any case in connection with the acceptance of, or the performance or non-performance by RSS&M of, any of RSS&M's duties under this Agreement, except as a result of RSS&M's bad faith or gross negligence. RSS&M shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by RSS&M to be genuine, by assuming that any person purporting to give RSS&M any notice, advice, direction, or other document in accordance with the provisions hereof, in connection with this Agreement, or in connection with RSS&M's duties under this Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by RSS&M (which may be RSS&M). The Purchaser acknowledges that RSS&M acts as counsel to the Company and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by RSS&M, nor the performance by RSS&M of its duties hereunder shall in any way affect or require termination of such relationship with the Company. RSS&M shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of RSS&M's bad faith or gross negligence.


(d) RSS&M makes no representation as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to RSS&M.


(e) RSS&M shall have no duties or responsibilities except those expressly set forth herein. The parties hereto agree that RSS&M will not be called upon to construe any contract or instrument. RSS&M shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other parties hereto and received by RSS&M, and, if RSS&M's duties as hereunder are affected, unless RSS&M shall have given its prior written consent thereto. RSS&M shall not be bound by any assignment by the Company or the Purchaser of its rights hereunder unless RSS&M shall have received written notice thereof from the assignor. RSS&M is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If RSS&M complies with any such law, order, judgment, decree, or regulation, RSS&M shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.


(f) If RSS&M shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to the Escrowed Property which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), RSS&M shall be entitled, without liability to anyone, to refrain from taking any action other than to use RSS&M's reasonable efforts to keep safely the Escrowed Property until RSS&M shall be directed otherwise in writing by all of the other parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a "Final Judgment"), but RSS&M shall be under no duty to institute or to defend any proceeding, although RSS&M may, in its discretion, institute or defend such proceedings.


(g) RSS&M may at any time give written notice of its resignation (the "Notice") to the other parties hereto. If RSS&M gives the Notice, the Company and the Purchaser shall promptly appoint a successor escrow agent. If no successor escrow agent has been appointed and has accepted the Escrowed Property within five days after the Notice is sent, all responsibilities of RSS&M hereunder shall, nevertheless, cease. RSS&M's sole responsibility thereafter shall be to use RSS&M's reasonable efforts to keep safely the Escrowed Property and to deliver the Escrowed Property as may be directed in writing by all of the parties hereto or by a Final Judgment. In addition, RSS&M may, but is not obligated to, petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after RSS&M deposits the Escrowed Property into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Agreement shall not otherwise be assignable by RSS&M without the prior written consent of the other parties hereto.


(h) The Company and the Purchaser authorize RSS&M, if RSS&M is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.


(i) RSS&M's responsibilities and liabilities hereunder, except as a result of RSS&M's own bad faith or gross negligence, will terminate upon the delivery by RSS&M of all the Escrowed Property under any provision of this Agreement.





II.      MISCELLANEOUS





2.01     Further Action


                  At any time and from time to time, the Company and the Purchaser each agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.





2.02     Survival


                  Subject to Section 1.03(i), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by RSS&M of the Escrowed Property, irrespective of any investigation made by or on behalf of any party.





2.03     Modification


                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and (subject to Section 1.03(e)) may be modified only by a written instrument duly executed by each party.





2.04     Notices


                  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by telecopier, receipt confirmed,
(b) on the business day following delivery to a recognized overnight courier service, or (c) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):


                  If to the Company:


                                    Metacine, Inc.


                                    46 Bouvant Drive


                                    Princeton, NJ  08540


                                    Attn:  James Sharpe


                                    Facsimile No. (609) 688-1252





                  If to the Purchaser:


                                    Interferon Sciences, Inc.


                                    783 Jersey Avenue


                                    New Brunswick, New Jersey 08901


                                    Attn:  Chief Executive Officer


                                    Facsimile No. (732) 249-3250





                                    with a copy to:





                                    Duane, Morris & Heckscher LLP


                                    380 Lexington Avenue


                                    New York, New York 10168


                                    Attention:  Robert J. Hasday, Esq.


                                    Fax: (212) 692-1020





                  If to RSS&M:


                                    Reed Smith LLP


                                    435 Sixth Avenue


                                    Pittsburgh, Pennsylvania 15219


                                    Attn:  Pasquale D. Gentile, Jr., Esq.


                                    Facsimile No. (412) 288-3063





2.05     Waiver


                  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.





2.06     Binding Effect


                  Subject to Section 1.03(g), the provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser, and RSS&M and their respective successors and assigns.





2.07     No Third Party Beneficiaries


                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 2.06).





2.08     Jurisdiction
                  The parties hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, a breach of this Agreement or of any such document or instrument, or the Escrowed Property.





2.09     Separability


                  This entire Agreement shall be void if any provision of this Agreement is invalid, illegal, unenforceable, or inapplicable to any person or circumstance to which it is intended to be applicable, except that the provisions of Section 1.03 shall survive.





2.10     Headings


                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.





2.11     Counterparts; Governing Law


                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                                 METACINE, INC.





                                 By:
                                 -----------------------------------------------


                                 Name
                                 Title:








                                 INTERFERON SCIENCES, INC.








                                 By:
                                 -----------------------------------------------


                                 Name
                                 Title:





                                 REED SMITH LLP,
                                 As Escrow Agent








                                 By:
                                 -----------------------------------------------










EXHIBIT 5





                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT


               Dated as of the 20th day of March, 2000, as amended
                        and restated as of July 28, 2000,


                                  BY AND AMONG


     Metacine, Inc., a Delaware corporation with its principal place of business located at c/o James Sharpe, 46 Bouvant Drive, Princeton, New Jersey 08540 (the "Company"),


                                       AND


     James Sharpe, UPMC Health System Diversified Services, Inc. ("DSI"), Dana-Farber Cancer Institute, Inc. ("DFCI"), the University of Pittsburgh-Of the Commonwealth System of Higher Education, a Pennsylvania not-for-profit corporation (the "University"), and Interferon Sciences, Inc., a Delaware corporation ("ISI") (herein sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders"), and such other persons or entities that may become Shareholders of the Company from time to time.


                                   WITNESSETH:


                  WHEREAS, the authorized capital of the Company consists of 5,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), 150,000 of which were issued and outstanding on March 20, 2000; and


                  WHEREAS, certain Warrants to Purchase Common Stock (the "Warrants") have been issued to Sharpe, DSI, DFCI and the University and may be issued to ISI; and


                  WHEREAS, the parties desire to establish the framework for the business relationship among them and to provide for the capitalization of the Company; and


                  WHEREAS, the parties desire to provide for the stability of the Company and to promote continuity in its management policies and the ownership of its equity securities and securities convertible or exchangeable into equity securities, such as the Warrants (collectively, the "Equity Securities"), by executing this Agreement, knowing that it is in the best interest of the Company and fair to each Shareholder.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, stipulations and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, do mutually covenant and agree as follows:


                                    ARTICLE I
                         ISSUANCE OF STOCK AND WARRANTS


                  1.1 Initial Issuance of Common Stock and Warrants to Shareholders. In consideration of their contributions to the origin and development of the Company's business, and for other good and valuable consideration, the following Shareholders received on March 20, 2000 Common Stock and Warrants in the amounts as follows:


                                                     Common Stock               Warrants
                  James Sharpe                         50,000 shares              137,500

                  DSI                                  50,000 shares              100,000

                  The University                       47,917 shares              431,250

                  DFCI                                  2,083 shares               18,750



     1.2 Issuance of Equity Securities to ISI. ISI may be issued Equity Securities in connection with the Securities Purchase Agreement dated July 28, 2000 (the "Securities Purchase Agreement") between ISI and the Company. All shareholders other than ISI (i) acknowledge the receipt of a copy of the form of the Securities Purchase Agreement, (ii) waive their co-investment rights provided for in this Agreement with respect to any issuance of Equity Securities to ISI by the Company as contemplated in the Securities Purchase Agreement (including without limitation in connection with the Warrants that may be issued to ISI as contemplated in the Securities Purchase Agreement) and (iii) agree that their signature on this Agreement shall act as a unanimous written consent to permit the issuance of such Equity Securities to ISI as required by Section 5.2(a) of this Agreement.


     1.3 Termination of Agreement. If the option provided to ISI under the Securities Purchase Agreement expires unexercised or the Second Closing as provided for in the Securities Purchase Agreement otherwise fails to occur, this Amendment and Restatement of the Agreement shall have no further force and effect and the original Shareholders Agreement dated March 20, 2000 shall control.


                                   ARTICLE II
                         TRANSFERS OF EQUITY SECURITIES


     2.1 Restrictions on Transfers. During the term of this Agreement, no Shareholder shall sell, give, pledge, assign, transfer or otherwise dispose of, directly or indirectly ("Transfer"), any or all of his or its Equity Securities, now owned or hereinafter acquired, to any other person or entity except in accordance with the terms hereof. Notwithstanding the prior sentence, a Shareholder may Transfer his or its Equity Securities in an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to Rule 144 under the Securities Act.


     2.2 Permitted Transfers to Related Parties. Notwithstanding any provisions of this Agreement, any individual Shareholder may during his lifetime transfer his Equity Securities, or any portion thereof, to any member of his Immediate Family or to a trust for his or their benefit or to the further benefit of any other Shareholder hereunder. In addition, any individual Shareholder may bequeath, by will, his Equity Securities to any member of his Immediate Family or to a trust for their benefit or for the benefit of any other Shareholder hereunder. "Immediate Family" shall mean spouse, siblings, lineal descendants of Shareholders or a Shareholder's siblings, and ancestors. Also, any non-individual Shareholder may transfer Equity Securities for no consideration to any subsidiary or other affiliate of such Shareholder.


               2.3 Transfers on Death.
                   ------------------


     (a) Following the death of a Shareholder, unless the Equity Securities held by such Shareholder are bequeathed by will to a member of the Immediate Family of Shareholder or to a trust for their benefit or for the benefit of any other Shareholder hereunder, the Company and the remaining Shareholders shall have the option to purchase all or any part of the Equity Securities held by the deceased Shareholder on the date of his death, and the estate of the deceased Shareholder shall be obligated to sell said Equity Securities all on terms herein provided if the Company or the remaining Shareholders exercise their respective options hereunder.


     (b) The Company shall have the right, within thirty days after receipt of notice of the death of a Shareholder, to notify the estate of such Shareholder of its election to purchase, specifying the type and number of Equity Securities it desires to purchase. In such notice, the Company shall also fix a Closing Date not more than thirty days (30) after the date of its notice of election to purchase.


     (c) Should the Company desire to purchase less than all of the Equity Securities of the deceased Shareholder, the Company shall promptly communicate the same to the other Shareholders who shall have thirty (30) days from the date of such notice within which to notify the estate of the deceased Shareholder and the Company of their respective elections to purchase, specifying the type and number of Equity Securities that they desire to purchase. The other Shareholders shall have the option of purchasing Equity Securities at the same price and terms as the Company. The closing date of any purchase hereunder by such other Shareholders shall not be more than thirty (30) days after the date of their notice of election to purchase. Any Equity Securities purchased by the other Shareholders shall be purchased in proportion to their holdings, calculated in the manner set forth in Section 2.5(c) hereof. Any Equity Securities not purchased pursuant to Sections 2.3(b) or (c) may be transferred by the estate of the deceased Shareholder in accordance with the will of the deceased Shareholder or intestate laws, if applicable.


     (d) The price to be paid for the  purchased  Equity  Securities  under this
Section 2.3 shall be the Agreement Price, and the terms of purchase shall be the Agreement Terms, as described in Section 2.6 hereof. The representative of the estate of a deceased Shareholder (the "Representative") shall cooperate with the Company and the remaining Shareholders to effectuate the purposes of this Agreement.


     2.4 Transfer by Operation of Law. In the event that a Shareholder (i) files a voluntary petition under any bankruptcy or insolvency law, a petition for the appointment of a receiver or makes an assignment for the benefit of creditors,
(ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to its or his Equity Securities and such involuntary petition or assignment or attachment is not discharged within 30 days after the date thereof or (iii) is subjected to a transfer of its or his Equity Securities by operation of law, the Company shall have the option to purchase all or any part of the Equity Securities then owned by said Shareholder. If the Company purchases less than all of the available Equity Securities, any securities not purchased may be transferred but the Company and the other Shareholders shall retain their rights of first refusal to purchase the same Equity Securities under Section 2.5(b) and Section 2.5(c), respectively, in the event of a proposed sale, assignment, transfer, pledge or other disposition by or to any receiver, petitioner, assignee, transferee or other person obtaining an interest in said Equity Securities.


     For the purposes of Section 2.4 hereof, the purchase price for the Equity Securities shall be as follows. For Common Stock, the purchase price shall be equal to the Book Value (as defined below) of the Company divided by the total number of shares of the Company's Common Stock issued and outstanding on the valuation date; provided, however, that the terms of any preferred stock or convertible securities then issued, including the rights of such preferred stock to payment preferences, shall be considered in connection with such calculation. For purposes of such calculation, all Warrants which would have a positive spread between the Book Value per share of the underlying Common Stock and the exercise price (assuming the exercise of all outstanding Warrants) shall be deemed exercised and the cash payment of the exercise price of such Warrants shall be deemed to be received by the Company. For purposes this Agreement, "Book Value" shall mean book value (net Shareholder's equity), as of the fiscal year end of the Company coincident with or next preceding the date of the event causing a purchase and sale of Common Stock hereunder, which shall be determined in accordance with generally accepted accounting principles by the Company's accountant using the actual basis of accounting and by subtracting the total amount of its liabilities from the total net book value of its assets.


     For Warrants the purchase price shall be equal to the calculation for a share of Common Stock as determined above, multiplied by the number of shares of Common Stock underlying such Warrants, less the aggregate amount of the exercise price for such Warrants, but not less than zero.


     The terms of any purchase as set forth under this Section 2.4 shall be the Agreement Terms as set forth in Section 2.6 hereof.


                  2.5      Voluntary Sales of Equity Securities.
                           ------------------------------------


     (a) Receipt of Offer. If a Shareholder receives a bona fide written offer to purchase any or all of his or its Equity Securities (the "Offered Equity Securities") for cash or cash equivalents (the "Offer") from a prospective purchaser (the "Proposed Transferee"), before accepting the Offer, such Shareholder (the "Selling Shareholder") shall offer the Offered Equity Securities in writing to the Company on terms and conditions no more favorable to the Selling Shareholder than those contained in the Offer; provided, however, that the Company shall not be required to meet any non-monetary terms of the Offer, including, without limitation, delivery of other securities in exchange for the Offered Equity Securities. The notice given by the Selling Shareholder shall contain a complete copy of the Offer.


     (b) Company's Right of First Refusal. The Company shall have the right, within 30 days after receipt of notice of the Offer, to notify the Selling Shareholder of its election to purchase the Offered Equity Securities, specifying the type and number of Offered Equity Securities it desires to purchase.


     (c) Shareholders' Right to Purchase. If the Company elects to purchase less than all of the Offered Equity Securities, the Company shall promptly communicate the Offer for the remaining Offered Equity Securities to the other Shareholders (with a copy to the Selling Shareholder), which other Shareholders shall have 30 days from the date of such notice to notify the Selling
Shareholder and the Company of their respective elections to purchase the remaining Offered Equity Securities, specifying the type and number of Equity Securities they desire to purchase. The other Shareholders shall have the option to purchase the remaining Offered Equity Securities on the same terms and conditions contained in the Offer. The number of each type of Equity Securities that each other Shareholder shall be entitled to purchase hereunder shall be determined by multiplying the total number of such type of Offered Equity Securities by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by the purchasing Shareholder, and the denominator of which shall be the number of shares of Common Stock then owned by all purchasing Shareholders then participating in the Offer (including any shares of Common Stock underlying any exercisable Warrant held by such purchasing Shareholder and any shares of Common Stock which the purchasing Shareholder shall have the right to acquire by reason of a then pending offer to purchase). Any Equity Securities not purchased by a Shareholder from its or his proportionate amount shall be available to any remaining Shareholder who desires to purchase any or all of the remaining Equity Securities, on a proportionate basis to their respective shareholdings calculated in the same manner as set forth above. The closing date for the purchase of the Offered Equity Securities under Sections 2.5(b) and (c) shall be 45 days after the date of the Company's notice described in the first sentence of this subsection 2.5(c).


     (d) Sale to Third Party. If the Company and the other Shareholders elect to purchase less than all of the Offered Equity Securities under Section 2.5(b) and
Section 2.5(c) respectively, their right to purchase the Offered Equity Securities shall terminate and the Selling Shareholder shall be free for a period of ninety (90) days to sell all of the Offered Equity Securities to the Proposed Transferee upon terms no more favorable to the Proposed Transferee than those set forth in the Offer, subject to the co-sale rights of the University, Sharpe, DFCI, DSI and ISI as set forth in Article III. Any Offered Equity Securities not sold by the Selling Shareholder within the 90 day period shall remain subject to the transfer restrictions under this Agreement.


                  2.6        Purchase Price and Terms of Stock.
                             ---------------------------------


     (a) For the purposes of Section 2.3 hereof, the purchase price for the Equity Securities shall be as follows. For Common Stock, the purchase price shall be equal to the Fair Market Value (as defined below) of the Company divided by the total number of shares of the Company's Common Stock issued and outstanding on the valuation date; provided, however, that the terms of any preferred stock or convertible securities then issued, including the rights of such preferred stock to payment preferences, shall be considered in connection with such calculation. For purposes of such calculation, all Warrants which would have a positive spread between the Fair Market Value per share of the underlying Common Stock and the exercise price (assuming the exercise of all outstanding Warrants) shall be deemed exercised and the cash payment of the exercise price of such Warrants shall be deemed to be received by the Company.


     For Warrants the purchase price shall be equal to the calculation for a share of Common Stock as determined above in this subsection, multiplied by the number of shares of Common Stock underlying such Warrants, less the aggregate amount of the exercise price for such Warrants, but no less than zero.


                  "Fair Market Value" as of any date means the amount that would be paid for the Company by a willing buyer to a willing seller, both of them being well informed of all relevant facts and acting under no compulsion to buy or sell.


     The Company and the Representative shall meet as promptly as practicable to attempt to agree, in good faith, on the Fair Market Value. If the Company and the Representative shall not have reached agreement as to the Fair Market Value prior to the 10th day after commencing negotiations, each of the Company and the Representative shall promptly appoint an Investment Bank to render an opinion as to the Fair Market Value (the "Company Value" and "Representative Value", respectively). "Investment Bank" means a nationally recognized investment bank, or business valuation firm, which is not an affiliate of the Company, the Representative or any of their affiliates, and which has not, at or within the three years prior to its selection, had any other material business relationship with any of them. Each of the Company and the Representative shall instruct the Investment Bank appointed by it to promptly proceed with and complete a valuation of the Fair Market Value and as promptly as practicable, and in any event within 30 days of its appointment, deliver its report, including its determination of the Company Value or the Representative Value, respectively, based on a study of the business of the Company conducted in accordance with procedures generally used in valuing similar businesses in the United States. If the lower of the Company Value and the Representative Value is at least 90% of the higher of such values, the Fair Market Value shall be established as the arithmetic average of such values. If the prior sentence is not satisfied, then:


               (i)  The  Investment   Banks  appointed  by  the  Board  and  the
               Representative shall


               (A) promptly appoint a third Investment Bank (the "Independent Bank");


               (B) instruct the Independent Bank to (i) promptly proceed with and complete a valuation of the Fair Market Value and (ii) as promptly as practicable, and in any event within 30 days of its appointment, deliver its report, including its determination of the Fair Market Value (the "Independent Value" and together with the Company Value and the Representative Value, the "Proposed Values") based on a study of the business of the Company conducted in accordance with the procedures generally used in valuing similar businesses in the United States;


               (ii) the Independent Bank shall not be informed of either the Company Value or the Representative Value; and


               (iii) Upon the submission of the report of the Independent Bank, the Fair Market Value shall be established as the arithmetic average of the two closest Proposed Values (or if the middle Proposed Value is the arithmetic average of the other two Proposed Value, as such middle Proposed Value).


     The Company shall pay all of the fees and expenses of the Investment Banks appointed by it and the Representative and of the Independent Bank.


     The Company shall provide the selling Shareholder and the Investment Banks with access to all information they reasonably request to assist in the determination of the Fair Market Value; provided, that, as a condition to furnishing any such non-public information, the Company may require any Investment Bank to execute and deliver a confidentiality agreement in customary form.


     Any  determination of the Fair Market Value in accordance with this Section
2.6 shall be conclusive and binding.


     The purchase price for the shares of Equity Securities determined in accordance with the foregoing shall be the "Agreement Price," as that term is used herein.


     (b) The purchase price for any Equity Securities purchased pursuant to this Agreement shall be paid in cash on the closing date.


     Upon payment for the Equity Securities purchased hereunder the selling Shareholder or his estate shall deliver the certificates therefor to the purchaser or purchasers, with appropriately executed assignments and endorsements, with all required federal and state tax stamps attached.


     The terms of purchase for the Equity Securities determined in accordance with the foregoing shall be the "Agreement Terms," as that term is used herein.


                                   ARTICLE III
                                 CO-SALE RIGHTS


     3.1 Each Shareholder agrees that, if at any time he or it desires to sell all or any part of his or its Equity Securities, now owned or hereinafter acquired, and a right of first refusal pursuant to Section 2.5 above is not exercised in full, any such sale of Equity Securities will be subject to the following rights of co-sale. Prior to the sale, such Shareholder shall give 10 days' written notice to the University, Sharpe, DSI, ISI or DFCI of the intention to effect such sale. Such notice shall set forth (a) the type and number of Equity Securities to be sold and (b) the principal terms of the sale, including the minimum price at which the Equity Securities are intended to be sold. Each of the University, Sharpe, DSI, ISI and DFCI (excluding any of the same hereinafter if he or it is the proposed selling Shareholder) shall have the right to sell to the purchaser, on the same terms and conditions, a number of each type of Equity Securities proposed to be sold then owned by the University, Sharpe, DSI, ISI or DFCI, as the case may be, equal to (i) the percentage ownership of the University, Sharpe, DSI, ISI or DFCI, as the case may be, in the total number of such type of Equity Securities held by the selling Shareholder and each of the University, Sharpe, DSI, ISI and DFCI (including, in the case of a proposed sale of Common Stock, any shares of Common Stock underlying any exercisable Warrant held by or any shares of Common Stock into which the selling Shareholder, the University, Sharpe, DSI, ISI and DFCI may convert any other securities convertible into Common Stock) times the number of such type of Equity Securities to be sold or (ii) at the option of the University, Sharpe, DSI, ISI or DFCI, as the case may be, a lesser number of such type of Equity Securities. The effect of this right of co-sale will be to modify, on a percentage ownership basis, the number of each type of Equity Securities sold by the selling Shareholder, on the one hand, and the University, Sharpe, DSI, ISI and DFCI, on the other hand, which may prevent the selling Shareholder from selling the number of each type of Equity Securities which he or it originally intended to sell. If any of the University, Sharpe, DSI, ISI or DFCI desires to exercise this right of co-sale pursuant to this Section 3.1, it shall notify the selling Shareholder in writing within 10 business days after receipt of notice from the selling Shareholder.


     3.2 At the conclusion of the 10th business day following the date of receipt by the University, Sharpe, DSI, ISI and DFCI of the notice of the sale, the selling Shareholder shall be free for a period of 90 days to sell that type and number of Equity Securities specified in the notice under Section 3.1, less the number of Equity Securities sold by the University, Sharpe, DSI, ISI or DFCI, as the case may be, exercising its co-sale rights pursuant to Section 3.1, at a price and on terms no more favorable than as set forth in such notice, without any further obligation to the University, Sharpe, DSI, ISI or DFCI in connection with such sale. Any Equity Securities not sold by the selling Shareholder within the 90 day period shall remain subject to the transfer restrictions under this Agreement.


     3.3 Notwithstanding the foregoing, the provisions of this Article III shall not apply to any sale by a Shareholder in an underwritten public offering under an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.


                                   ARTICLE IV
                              CO-INVESTMENT RIGHTS


                  4.1      Co-Investment Rights.
                           --------------------


     (a) If the Company issues additional Equity Securities, excluding issuances of Equity Securities to Company employees, each Shareholder shall have the right to subscribe for additional Equity Securities of the same type for the same consideration paid for such Equity Securities in an amount determined by multiplying the total number of new Equity Securities to be issued by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Shareholder (including any shares of Common Stock underlying any exercisable Warrants held by such Shareholder) and the denominator of which shall be the number of shares of Common Stock then owned by all Shareholders (including any shares of Common Stock underlying any exercisable Warrants held by such Shareholders), in each case without including the new shares to be issued.


     (b) If additional Equity Securities are issued in conjunction with a merger or acquisition, in order for the Shareholders to exercise their co-investment rights, the valuation of those securities will be made by an independent third party, agreed to in advance by all parties or (if no independent third party can be agreed upon by all parties) by an arbitration pursuant to Section 8.5 of this Agreement. The third party valuation (or arbitration) will be considered final and binding upon the parties.


                                    ARTICLE V
                                  VOTING RIGHTS
                               CORPORATE STRUCTURE


     5.1 Board Meetings. For so long as either the University, DSI or DFCI and any of their respective transferees pursuant to Section 2.2 hereof hold 5% or more of the shares of Common Stock outstanding, a non-voting representative of the University, DSI and/or DFCI, as the case may be, shall be invited to each Board meeting of the Company. For so long as DSI holds 5% or more of the shares of Common Stock outstanding, DSI shall be entitled to have one representative on the Board of Directors, and each of the Shareholders agrees to vote its shares in favor of electing any such representative proposed by DSI. The initial representative of DSI shall be David Gur. For so long as ISI holds 5% or more of the shares of Common Stock outstanding, ISI shall be entitled to have one representative on the Board of Directors, and each of the Shareholders agrees to vote its shares in favor of electing any such representative proposed by ISI.


     5.2 Supermajority Approval Required. The Shareholders agree that the By-laws shall, upon the date of the signing of this Agreement, provide or be amended to provide for supermajority approval (75% of Common Stock) being required by Shareholders for effecting or validating the following actions:


               (a) Any issuance of Common Stock or issuance of options, warrants or similar instruments to purchase Common Stock;


               (b) Any payment of dividends or other distributions with respect to any Common Stock or any redemption, purchase or acquisition for value of any Common Stock unless such dividend, distribution, redemption, purchase or acquisition is made pro rata with respect to all shares of Common Stock;


               (c) Any payment of dividends or other distributions with respect to any capital stock other than Common Stock ("Other Capital Stock"), or any redemption, purchase or acquisition for value of any such Other Capital Stock unless such dividend, distribution, redemption, purchase or acquisition is expressly provided for in the instrument originally creating such Other Capital Stock;


               (d) Any agreement with or amendment of any agreement with any affiliate of the Company, including the Consulting Agreement dated March 20, 2000 between the Company and James Sharpe;


               (e) Any merger or consolidation of the Company or a sale of greater than 50% of the assets of the Company;


               (f) Any liquidation, dissolution or winding up of the Company or filing under any creditors' protective statute by the Company;


               (g) Any cash or Common Stock acquisition, merger (other than a Qualified Sale as defined in Section 8.7 hereof) or consolidation that would result in the transfer of 50% or more of the capital stock of the Company;


               (h) Any decision by the Company to enter into a line of business other than in the fields of biomedicine or biopharmaceuticals; and


               (i) Any amendment to the supermajority approval section of the By-laws.


     5.3 ISI Consent. In addition to the supermajority shareholder approval described in Section 5.2 above, the written consent of ISI shall be required in order to effect or validate the actions described in Sections 5.2(b) through (h) hereof.


     5.4 ISI Voting Agreement. Except as provided in Section 5.3, ISI agrees to vote its shares of Common Stock for or against matters to be considered by the shareholders of the Company, and for the election of directors, in the same proportion as votes cast by the other shareholders of the Company in the aggregate with respect to the same.


     5.5 Termination Provision. At any time following the Second Closing as provided for in the Securities Purchase Agreement, both Section 5.3 and Section
5.4 shall cease to have any effect during any period in which ISI owns less than 25% of the shares of Common Stock outstanding.


                                   ARTICLE VI
                          REGISTRATION OF COMMON STOCK


     6.1 No Registration of Securities. It is understood that the Common Stock herein subscribed for has not and will not be registered with the Securities and Exchange Commission (the "SEC") or the securities regulatory authority of any state, nor has the SEC or any such regulatory authority approved such Common
Stock. The Common Stock will be issued pursuant to exemptions under the Securities Act and all applicable state securities laws (including the securities laws of the Commonwealth of Pennsylvania).


     6.2 Legend for Common Stock Certificates.  Except as provided under Section
6.7 below or the Securities Purchase Agreement, all certificates representing shares of Common Stock now or hereafter issued by the Company during the term of this Agreement to any present or future party to this Agreement shall be marked with the legend set forth in the Subscription Agreement.


     6.3 Piggyback Registration Rights. If, at any time, the Company determines to file with the SEC a registration statement covering any shares of Common Stock of the Company to be issued or sold by the Company or any Shareholder of the Company, the Company shall, prior to the filing of such proposed registration statement, notify each Shareholder in writing of the proposed registration statement, such notification to describe in detail the proposed registration (including those jurisdictions where registration is required under federal and/or state securities laws). If one or more of the Shareholders requests the Company in writing, within 10 days of the receipt of such notification from the Company, to include in such registration statement any of such Shareholder's Common Stock, then, subject to the remaining provisions hereof, the Company will use its best efforts to include those shares of Common Stock in the registration statement and to have the registration statement declared effective. Each such request by a Shareholder shall specify the number of shares of Common Stock intended to be offered and sold by each such Shareholder, shall express each such Shareholder's present intent to offer such shares of Common Stock for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain the undertaking of each such Shareholder to provide all such information and materials and take all such action as may be requested in order to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement. The Company, at its sole option, may elect not to proceed with the registration statement which is the subject of such notice. The obligations of the Company under this Section 6.3 are subject to the limitations, conditions and qualifications set forth in Section 6.4.


     6.4 Limitations, Conditions and Qualifications to Obligations of the Company. The obligation of the Company to use its best efforts to cause shares of Common Stock of a Shareholder to be registered under the Securities Act pursuant to Section 6.3 above are subject to each of the following limitations, conditions and qualifications:


               (a) The Company shall be entitled to reduce the shares of Common Stock of any such Shareholder to be included in such registration if the managing underwriters of a proposed public offering of the Company's securities advises the Company in writing, that, in its opinion, inclusion of all of such Shareholder's requested shares of Common Stock would materially and adversely affect the public offering of securities being sold by the Company and timely notice of such determination is given to such Shareholder. If the number of such Shareholder's shares of Common Stock are reduced as provided above, such number will only be reduced on a proportionate basis with all selling Shareholders of the Company.


               (b) The Company shall use its reasonable efforts to cause the registration statement to remain current (including the filing of necessary supplements or post-effective amendments) during the period commencing on the initial effective date of such registration statement and ending on the date on which such registration statement shall have remained effective for 90 days.


               (c) The Company will furnish to each participating Shareholder such number of copies of any prospectus (including any preliminary or summary prospectus) as such Shareholder may reasonably request in order to effect the offering and sale of the Shares to be offered and sold by such Shareholder, but only while the Company is required under the provisions hereof to cause the registration statement to remain current.


               (d) The Company's obligations to use its best efforts to effect registration of shares of Common Stock for Shareholders shall include such qualification under applicable blue sky or other state securities laws as may be necessary to enable the Shareholders on whose behalf such registration is to be effected to offer and sell the shares of Common Stock which are the subject matter of their requests; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.


               (e) All expenses incurred in connection with any registration or qualification pursuant to Section 6.3 above, including, without limitation, all SEC registration fees, blue sky filing fees, printing expenses (excluding the printing of any agreements, memoranda or other documents pertaining solely to the sale of shares of Common Stock by Shareholders) and fees and disbursements of experts used by the Company in connection with such registration, shall, subject to requirements of any applicable regulatory agency, be borne by the Company. Each participating Shareholder shall bear the fees and disbursements of his own legal counsel, underwriting or brokerage discounts and commissions, and transfer taxes, on the sale of his shares of Common Stock.


               (f) The Company may require, as a condition to fulfilling its obligations under the registration provisions of Section 6.3 of this Agreement, receipt of executed customary indemnification agreements in form satisfactory to the Company from the Shareholders whose shares of Common Stock are to be registered, and the Shareholders may require, as a condition to fulfilling their obligations under the registration provisions of Section 6.3 of this Agreement, receipt of executed customary indemnification agreements from the Company in form satisfactory to the Shareholders whose shares of Common Stock are to be registered.


     6.5 Information by Shareholder. Each Shareholder holding shares of Common Stock included in any registration shall furnish the Company such information regarding such Shareholder and the distribution proposed by such Shareholder as the Company may request.


     6.6 Lock-up Agreement. Each Shareholder agrees that it will enter into a "lock-up" agreement with respect to Company securities owned by it if required by the underwriters managing an underwritten offering of the Company's securities. Such agreement will require that the Shareholder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of Company securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 270 days) from the effective date of such registration as may be requested by the underwriters.


     6.7 Termination of Registration Rights. The rights granted any Shareholder under this Article VI shall terminate with respect to any shares of Common Stock that are sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.


                                   ARTICLE VII
                            COVENANTS OF THE COMPANY


     7.1 Affirmative Covenants of the Company. The Company covenants and agrees with the Shareholders that as long as this Agreement is in force and effect:


     7.1.1 Insurance. The Company shall obtain and continue to maintain at all times fire, casualty and other insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and to cover all other risks of loss or liability which may be encountered in the conduct of the Company's business and for which insurance is available from reputable insurance carriers at reasonable rates.


     7.1.2 Prompt Notification. The Company promptly shall notify the Shareholders in writing of its intention to waive any purchase options or rights given to the Company by this Agreement once a corporate decision has been reached to so waive any rights.


     7.2 Negative Covenant of the Company. The Company covenants that it will register no change of ownership of a Common Stock on the books of the Company until all the requirements of this Agreement have been satisfied.


                                  ARTICLE VIII
                                  MISCELLANEOUS


     8.1 Other Shareholders. Upon the Transfer of Equity Securities to parties other than the Shareholders pursuant to Article II hereof, except pursuant to the last sentence of Section 2.1 hereof, unless all the Shareholders otherwise agree, the Company shall require as a condition precedent to such Transfer that such person execute and agree to be bound by all the terms and conditions of this Agreement, whereupon the issuee shall be considered a "Shareholder" as that term is defined and used herein.


     8.2 Successors and Assigns. This Agreement shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns. No Shareholder may assign any of his or its rights arising hereunder to any other party, whether or not a Shareholder, other than an assignment accompanying a transfer of Equity Securities which is permitted by this Agreement or as otherwise permitted by this Agreement,


     8.3. Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.


     8.4 References. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the male gender shall include the neuter and female gender, and vice versa.


     8.5 Arbitration. Any dispute arising out of this Agreement and not resolved by the parties to such dispute, including without limitation a deadlock among the Shareholders as to the operation of the Company or on the Board of Directors, shall be submitted to final and binding arbitration pursuant to the rules of the American Arbitration Association, upon giving written notice to the other parties hereto. Such arbitration shall be held in the City of Pittsburgh, Pennsylvania.


     8.6 Specific Performance. The parties agree that any violation of this Agreement (other than in default in payment of money) cannot be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Agreement in any court of competent jurisdiction in the event of any breach hereunder.


     8.7 Automatic Termination. Except as set forth in the last sentence of this
Section 8.7, the provisions of this Agreement shall terminate and be without further force or effect on the first to occur of (a) a Qualified IPO or (b) Qualified Sale. "Qualified IPO" shall mean an underwritten initial public offering by the Company under the Securities Act for its own account pursuant to a registration statement on Form S-1 or its equivalent where the valuation of the Shareholders' equity interest in the Company immediately preceding such offering (and without giving effect thereto) is at least $5,000,000. "Qualified Sale" shall mean (i) a cash merger of the Company with another entity or a cash sale of all their stock by Shareholders, (ii) a stock for stock merger of the Company with another entity or a stock swap by all the Shareholders in which the aggregate value of the stock consideration delivered to the Company's shareholders is at least $5,000,000 or (iii) a sale of substantially all the assets of the Company to a third party in which the net proceeds from such sale distributed to the shareholders of the Company is at least $5,000,000. The provisions of Article VI shall survive a Qualified IPO or Qualified Sale.


     8.8 Waivers and Amendments. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing every other provision of this Agreement. The rights granted to each party herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances. This Agreement may be amended only by a written instrument signed by the Company, and by those Shareholders holding at least 75% of the Common Stock then outstanding held by all Shareholders. Notwithstanding the foregoing,
Section 5.3, the last sentence of Section 5.1 hereof, this sentence and the last sentence of Section 8.7 shall not be modified except with the written consent of ISI.


     8.9 Notices. All notices required or permitted to be given to any of the Shareholders or the Company pursuant to any of the terms hereof shall be sent by certified mail, return receipt requested, postage prepaid, addressed to the Shareholders or the Company at the following addresses, or to such other address as any party hereto may from time to time designate in writing to the other parties:


                  If to the Company: Metacine, Inc.
                                     c/o James Sharpe
                                     46 Bouvant Drive
                                     Princeton, NJ  08540
                                     Facsimile:  609-688-1252

                  With a copy to:    Pasquale D. Gentile, Jr., Esq.
                                     Reed Smith Shaw & McClay LLP
                                     435 Sixth Avenue
                                     Pittsburgh, PA 15219
                                     Facsimile:  (412) 288-3063

        If to the University:        University of Pittsburgh
                                     Office of Technology Management
                                     200 Gardner Steel Conference Center
                                     Thackeray & O'Hara Streets
                                     Pittsburgh, PA  15260
                                     Attn:  Director of Technology Transfer
                                     Facsimile:  (412) 648-8525

                  With a copy to:    Office of General Counsel
                                     University of Pittsburgh
                                     4415 Webster Hall
                                     Fifth Avenue
                                     Pittsburgh, PA 15260
                                     Facsimile:  (412) 624-9165

                  If to DSI:         UPMC Health System
                                     Diversified Services, Inc.
                                     200 Lothrop Street
                                     Forbes Tower, Suite 10097
                                     Pittsburgh, PA  15213
                                     Attention:  President
                                     Facsimile:  (412) 647-3222

                  If to DFCI:        Dana-Farber Cancer Institute, Inc.
                                     44 Binney Street
                                     Suite SM-331
                                     Boston, MA 02115
                                     Attention: Office of General Counsel

       with a copy to "Office of Technology Transfer" at the same address

                  If to ISI:         Interferon Sciences, Inc.
                                     783 Jersey Avenue
                                     New Brunswick, NJ  08901
                                     Attention:  Chief Executive Officer
                                     Facsimile:  (732) 249-3250

                  With a copy to:    Robert J. Hasday, Esq.
                                     Duane, Morris & Heckscher LLP
                                     380 Lexington Avenue
                                     New York, NY  10168
                                     Facsimile:  (212) 692-1020

                  If to the Other Shareholders:        c/o Metacine, Inc.
                                                       c/o James Sharpe
                                                       46 Bouvant Drive
                                                       Princeton, NJ  08540
                                                       Facsimile:  609-688-1252

                  With a copy to:             Pasquale D. Gentile, Jr., Esquire
                                              Reed Smith Shaw & McClay LLP
                                              435 Sixth Avenue
                                              Pittsburgh, PA 15219
                                              Facsimile:  (412) 288-3063

     8.10 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.


     8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.





     8.12 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.



     IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the day and year first above written.


                                 METACINE, INC.


                                 By:
                                 ---------------------------------------------

                                 Title:
                                 ------------------------------------------

                                UNIVERSITY OF PITTSBURGH-OF THE
                                COMMONWEALTH SYSTEM OF HIGHER EDUCATION


                                 By:
                                 ---------------------------------------------
                                 Jerome Cochran
                                 Executive Vice Chancellor



                                 James Sharpe


                                 UPMC HEALTH SYSTEM
                                 DIVERSIFIED SERVICES, INC.


                                 By:
                                 ---------------------------------------------
                                 Title:
                                 ------------------------------------------


                                 DANA-FARBER CANCER INSTITUTE, INC.

                                 By:
                                 ---------------------------------------------

                                 Title:
                                 ------------------------------------------


                                 INTERFERON SCIENCES, INC.

                                 By:
                                 ---------------------------------------------

                                 Title:
                                 ------------------------------------------